                              AMENDMENT 2 to the

                     100% QUOTA SHARE REINSURANCE AGREEMENT

                                   Between

                    GAINSCO COUNTY MUTUAL INSURANCE COMPANY

                                     And

                             OMNI INSURANCE COMPANY


This Amendment made on this 1st day of April 1996, changes the 100% Quota Share Reinsurance Agreement and the related Schedule A and Schedule B entered into by the parties on July 24, 1995, as follows:

1.	Article X, Special Liability, new Paragraphs (F) and (G) shall be added
	as follows:

	"(F)	It is also agreed that the Reinsurer shall indemnify and hold
		harmless the Company from any losses, claims, demands, expenses, legal fees and court costs, causes of action, damages, judgments and settlements ("Damages") resulting from the authority granted Omni General Agency, Inc. in the Agency Agreement between the Company and Omni General Agency, Inc. to appoint and terminate agents or producers to the Company. The Reinsurer shall also indemnify and hold harmless the Company from any and all losses, claims, demands, expenses, legal fees and court costs, causes of action, damages, judgments and settlements ("Damages") which the Company may incur as a result of the actions or non-actions of any agent or producer submitting business through the Company under this program, whether such agent or producer was properly licensed, appointed or otherwise and regardless of whether such actions or non-actions of any agent or producer are outside the scope of the agent's or producer's authority or outside the terms of the policies issued pursuant to this Agreement. The Reinsurer's obligation under this section includes, but is not limited to, all liability for agent's balances; return commissions and premiums; DTPA or extra-contractual liability; any obligation or liability of MGA to the Company arising under Article I. Section H. of the Agency Agreement referenced above; premium, policy fees, premium taxes and other charges (whether collected or not); and any Damages associated with or arising out of any agreement or arrangement with a premium finance company.

	(G)	It is the intention of the Company and the Reinsurer that the
		Company shall bear no risk of loss whatsoever with respect to the policies issued pursuant to this Agreement, including, but not limited to, business, credit, insurance, or underwriting risks, and the Reinsurer shall hold the Company harmless and shall indemnify it, as provided for herein, for these and all other risks arising pursuant to this Agreement and/or that certain Agency Agreement by and between Omni General Agency, Inc. and the Company."

2.	Schedule B, Volume of Business Authorized is amended by replacing the
	maximum annual 	gross written premium volume amount of "$20 million"
	with "$45 million."


The parties agree that this Amendment is effective on April 1, 1996.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in duplicate originals by their duly authorized representatives as of the date first mentioned above.


                                       GAINSCO COUNTY MUTUAL
                                       INSURANCE COMPANY


Scott A. Marek                        	By: Norman Alberigo
- - -------------------------                  --------------------------------
Witness

4/17/96                                 Title:Vice President
- - -------------------------                     -----------------------------
Date


                                       OMNI INSURANCE COMPANY


Wayne K. Whiten                        By: J.Paul Kennedy
- - -------------------------                  --------------------------------
Witness

4/18/96                                 Title:President
- - -------------------------                     -----------------------------
Date